News Release

Contacts:
Integra LifeSciences Holdings Corporation

John B. Henneman, III                      Maria Platsis
Executive Vice President                   Vice President, Corporate Development
Chief Administrative Officer               (609) 936-2333
(609) 936-2481                             mplatsis@integra-ls.com
jhenneman@integra-ls.com



               Integra LifeSciences Holdings Corporation Appoints
                    Neal Moszkowski to its Board of Directors


Plainsboro, NJ / August 1, 2006 / -- Integra LifeSciences Holdings Corporation (Nasdaq: IART) today announced that effective immediately it has increased the size of its Board of Directors to eight and appointed Neal Moszkowski to fill the newly created vacancy. Mr. Moszkowski was also appointed to the Compensation Committee.

Mr. Moszkowski currently serves as the Co-Chief Executive Officer of TowerBrook Capital Partners, LP, a private equity investment company with more than $2.5 billion under management. The firm has offices in London and New York and focuses on making investments in European and North American companies.

Richard Caruso, Chairman of Integra's Board of Directors stated: "I am pleased that Neal has agreed to re-join our Board of Directors. Neal is a seasoned senior executive with extensive financial and governance expertise. His broad interests in healthcare and financial matters make him a great addition to the Board."

"I look forward to working with Stuart Essig, the Board, and the entire team at Integra. I am enthusiastic about this new position as a Director and look forward to contributing to Integra's mission of becoming a leader in medical devices used in neurosurgery, reconstructive surgery and general surgery. I believe Integra is well positioned to continue its technological leadership," said Mr. Moszkowski.

Commenting on Mr. Moszkowski's appointment to the Board, Stuart Essig, Integra's President and Chief Executive Officer stated: "Neal's management experience and leadership skills in the healthcare industry are an excellent fit with Integra's mission of bringing innovative medical technology to the market. I look forward to Neal's future contributions to Integra's strategic development."

Prior to joining TowerBrook, Mr. Moszkowski was Managing Director and Co-Head of Soros Private Equity, the private equity investment business of Soros Fund Management LLC, where he served since August 1998. From August 1993 to August 1998, Mr. Moszkowski worked for Goldman, Sachs & Co. and affiliates, where he served as Vice President and Executive Director in the Principal Investment Area. He is also the Chairman of the Board of Directors of Wellcare Health Plans, Inc., a health maintenance organization. He also serves on the Boards of Directors of Bluefly, Inc., an online apparel retailer, Spheris, Inc, a provider of medical transcription, and JetBlue Airways Corporation, a passenger airline. Mr. Moszkowski earned his B.A. from Amherst College and his M.B.A. from the Stanford Graduate School of Business.

Integra LifeSciences Holdings Corporation is a diversified medical technology company that develops, manufactures, and markets medical devices for use in a variety of applications. The primary applications for our products are neurosurgery, reconstructive surgery and general surgery. Integra is a leader in applying the principles of biotechnology to medical devices that improve patients' quality of life. Our corporate headquarters are in Plainsboro, New Jersey, and we have manufacturing and research facilities located throughout the world. We have approximately 1,650 employees. Please visit our website at (http://www.Integra-LS.com).

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning expectations for future financial results, including revenues, gross margins and earnings, development of products and formation of strategic alliances. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. In addition, the economic, competitive, governmental, technological and other factors identified under the heading "Factors That May Affect Our Future Performance" included in the Business section of Integra's Annual Report on Form 10-K for the year ended December 31, 2005 and information contained in subsequent filings with the Securities and Exchange Commission could affect actual results.

Source: Integra LifeSciences Holdings Corporation